                                                                   EXHIBIT 10.10


                             DATED 31 DECEMBER 2004


                                  ------------


                          TRADE MARK LICENCE AGREEMENT



                                     between



                            TAYLOR NELSON SOFRES PLC



                                       and



                             HARRIS INTERACTIVE INC.



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
CONTENTS
-------------------------------------------------------------------------------------------------

CLAUSE                                                                                    Page
1.       Interpretation......................................................................1
2.       Commencement and duration...........................................................3
3.       Licence.............................................................................3
4.       Application of the mark.............................................................3
5.       Title and goodwill..................................................................3
6.       Trade mark registrations............................................................4
7.       Registration of permitted user......................................................4
8.       Duties of the parties...............................................................4
9.       Royalties...........................................................................5
10.      Taxes and witholdings...............................................................6
11.      Quality control and approval procedures.............................................6
12.      Indemnity...........................................................................7
13.      Disclosure and confidentiality......................................................8
14.      Assignment and sub-licensing........................................................9
15.      Termination.........................................................................9
16.      Effect of termination..............................................................11
17.      Force majeure......................................................................12
18.      Entire agreement...................................................................12
19.      Variation..........................................................................12
20.      Invalidity.........................................................................12
21.      Rights of third parties............................................................13
22.      Non-waiver.........................................................................13
23.      Notices............................................................................13
24.      Relationship.......................................................................13
25.      Law and jurisdiction...............................................................13

SCHEDULE

SCHEDULE 1        MARKS.......................................................................
         Registered trade marks.............................................................15
2.       Trade mark applications............................................................15

SCHEDULE 2        TERRITORY.................................................................16

THIS AGREEMENT is dated 31 December, 2004

PARTIES

(1) TAYLOR NELSON SOFRES PLC incorporated and registered in England and Wales with number 912624 whose registered office is at TNS House, Westgate, London W5 1UA (PROPRIETOR).

(2) HARRIS INTERACTIVE INC. incorporated and registered in the state of Delaware and whose principal place of business is 60 Corporate Woods, Rochester, New York 14623-1457 (LICENSEE).


BACKGROUND

(A) The Proprietor and/or its Affiliates acquired ownership of the registered trade marks (together the "Original Marks") listed in
         Schedule 1 and all the rights in the Territory listed on Schedule 2 to the Harris Names (the "Name Rights") by an agreement dated 13 July 1994 between Sofres S.A. (now called TNS Sofres S.A., "Sofres") (1) Louis Harris International, Inc, and Louis Harris and Associates, Inc (2) and Gannett Co., Inc.

(B) The Proprietor granted a limited non-exclusive licence to Licensee to use certain of the Marks by a licence agreement dated 1 February, 2000 (as amended).

(C) The Proprietor and Licensee entered into a supplement to the licence agreement to resolve issues relating to rights in the service mark "HPOL" ("HPOL" and together with the Original Marks, the "Marks").

(D) The Licensee wishes to have more extensive and exclusive use of the Marks, and Name Rights (collectively, the "Licensed Rights") in the Territory.

(E) The Proprietor has agreed to grant the Licensee a licence to use the Licensed Rights on the terms set out in this agreement.


AGREED TERMS

1.       INTERPRETATION

1.1 The definitions and rules of interpretation in this clause apply in this agreement.


         AFFILIATES: means any company, partnership or other association or entity having legal personality in its principal place of business or any person or group of persons which directly or indirectly controls, is controlled by or is under the common control of either the Proprietor or the Licensee.

         ASSIGNMENT: the agreed form of assignment of the Marks initialled by the parties and annexed to this Agreement.

         COMMENCEMENT DATE: the date on which this agreement is deemed to have come into force as stated in clause 2.

         HARRIS NAMES: mean HARRIS, HARRIS POLL, HARRIS SURVEY and HARRIS RESEARCH CENTRE, LOUIS HARRIS AND LOUIS HARIS FRANCE.

         PRIOR AGREEMENTS: the trademark licence agreement dated 1st February, 2000 (as amended) and the database access agreement of the same date between the parties.

         ROYALTY: the sums payable pursuant to clause 9 below.

         SERVICES: the provision of market research services, survey, research, tracking and research-related services, whether on-line using the internet or otherwise.

         TERRITORY: the countries listed in Schedule 2.

         TERM: the term of years of the licence granted by this agreement as set out in clause 2.1 below.

1.2      In this agreement where the context admits:

            (a) references to THIS AGREEMENT or to any other agreement or document referred to in this agreement mean this agreement or such other agreement or document as amended, varied, supplemented, modified or novated from time to time and include the schedules; and

            (b) references to PERSON includes natural persons, firms, partnerships, companies, associations, governments, states, foundations and trusts (in each case whether or not having separate legal personality); and

            (c) reference to clauses and schedules are references to clauses and schedules of and to this agreement and references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears; and

            (d) any reference to a document being "IN THE AGREED FORM" means a document in a form agreed between the parties and initialled by, or on behalf of, each of them for the purposes of identification.

1.3 The headings and sub-headings are inserted for convenience only and shall not affect the construction of this agreement.

1.4 Each of the schedules shall have effect as if set out in this agreement.



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

2.       COMMENCEMENT AND DURATION

2.1 This agreement shall be deemed to have come into force on 31 December 2004 and, subject to earlier termination pursuant to clause 15, shall continue in force for a period of five (5) years from that date (the "TERM").

2.2 On the later of 31 December 2004 and the date of signature of this Agreement by the Licensee and the Proprietor, the Prior Agreements shall immediately end and be of no further force and effect.

3.       LICENCE

3.1 The Proprietor grants the Licensee an exclusive (including as against Proprietor, subject to clause 3.2) licence to use the Licensed Rights in the Territory, and to grant sub-licences to its Affiliates for so long only as they remain Affiliates of the Licensee, subject to the provisions of this agreement.

3.2 Notwithstanding the provisions of clause 3.1, Proprietor retains the right to continue to use, in the same manner as Proprietor has done prior to the date of this Agreement, the Original Marks in connection with its business in France carried on under the name "Louis Harris" throughout the term of this agreement, with the right to grant a co-terminous sub-licence to any person who acquires the whole or a substantial part of such Louis Harris business, such rights to continue only until this agreement is terminated.

4.       APPLICATION OF THE MARK

4.1 The Licensee shall have the right at any time during the term of this agreement to use, in the Territory, name(s) which include all or part of the Licensed Rights in addition to the Original Names, provided that any such name as used in France must not be the same as, or confusingly similar to, any name then being used by the Proprietor or its Affiliates and permitted sub-licencees in with respect to the Louis Harris business in France in compliance with this agreement.

4.2 If the parties are unable to agree whether the use of any such name(s) by the Licensee is the same as, or confusingly similar to, any name then being used by the Proprietor or its Affiliates and permitted sub-licencees in compliance with this agreement, the provisions of clause 25.2 shall apply.

4.3 The Licensee shall use the Licensed Rights within the Territory in a form reasonably consistent with the form in which the Licensee may use all or any of the Licensed Rights outside the Territory.



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

5.       TITLE AND GOODWILL

5.1 The Licensee acknowledges that the Proprietor is the owner of the Original Marks. The Licensee shall not dispute or challenge the validity of the Original Marks, or (subject to compliance with clause 3.2) the rights of the Proprietor to the Marks, during the term of this Agreement.

5.2 Any goodwill derived from the use by the Licensee of the Original Marks accrues to the Proprietor. The Proprietor may at any time call for a confirmatory assignment of that goodwill and the Licensee shall immediately execute it.

6.       TRADE MARK REGISTRATIONS AND DOMAIN NAMES

6.1 During the term of this agreement, the Licensee shall not apply for or obtain registration of the Marks for any goods or services in the Territory without the prior consent of Proprietor, which shall not be unreasonably conditioned, delayed or withheld.

6.2 The Proprietor does not own any domain names or other URLs relating to the Marks or Name Rights nor, as far as the Proprietor is aware, do any of its Affiliates. In the event that the Proprietor or Affiliates do now or here after own any such domain names or URLs, the Proprietor shall procure their assignment to Licensee concurrently with the legal assignment of the Licensed Rights.

7.       REGISTRATION OF PERMITTED USER

         The Licensee shall apply to the Registrar of Trade Marks to register this agreement as a Licence under the provisions of the Trade Marks Act 1994 and to make any other filings that it considers necessary or prudent to record its rights under this Agreement.

8.       DUTIES OF THE PARTIES

8.1 The Licensee shall not do or omit to do anything to diminish the rights of the Proprietor in the Marks or impair any registration of the Marks.

8.2 The Proprietor warrants that it or one of its Affiliates is the owner of the Marks. The Proprietor shall take steps to maintain the existing registration of the Marks and prosecute to registration any pending applications and the Licensee shall provide, at the request and expense of the Proprietor, all necessary assistance in maintaining such registration or prosecuting any applications for registration in respect of the Marks.



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

8.3 The Licensee shall as soon as it becomes aware thereof give the Proprietor in writing full particulars of any use or proposed use by any other person, of a trade name, trade mark or get-up of goods or mode of promotion or advertising which amounts or might amount either to infringement of the Proprietor's rights in relation to the Marks or to passing-off.

8.4 If the Licensee becomes aware that any other person, firm or company alleges that the Marks or any part of them is invalid or that use of the Marks infringes any rights of another party or that the Marks or any part of them are otherwise attacked or attackable, the Licensee shall immediately give the Proprietor full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.

8.5 The Proprietor shall have the conduct of all proceedings relating to the Marks within the Territory and shall, subject as provided in this clause 8.5, in its sole discretion decide what action if any to take in respect of any infringement or alleged infringement of the Marks or passing-off or any other claim or counterclaim brought or threatened in respect of the use or registration of the Marks within the Territory. The Licensee may call on the Proprietor to take proceedings in respect of any infringement or alleged infringement of the Marks in the Territory in respect of any matter which affects the Licensee's interests. If the Proprietor refuses to do so or fails to do so within two weeks after being called upon by the Licensee, the Licensee may bring the proceedings in its own name.

9.       ROYALTIES AND ASSIGNMENT

9.1 The Licensee undertakes to pay to the Proprietor a royalty of $1,000,000 (one million U.S. dollars) per annum which shall be paid to the Proprietor in the amount of $2,000,000 (Two million US Dollars) on 31 December, 2004 and an additional $2,000,000 (Two million US Dollars) on 31 December 2005, after which this licence shall be fully paid up.

9.2 If the Licensee fails to pay any amount payable by it under this agreement, the Proprietor shall be entitled but not obliged to charge interest on the overdue amount, payable by the Licensee forthwith on demand, from the due date up to the date of actual payment, after as well as before judgment, at the rate of 8 per cent per annum. Such interest shall accrue on a daily basis and be compounded quarterly. The Proprietor reserves the right to claim interest under the Late Payment of Commercial Debts (Interest) Act 1998.

9.3 The Licensee will have the right, exercisable at any time prior to 31 December 2007 on giving the Proprietor not less than 30 days prior written notice, such notice to be given at any time on or before 1 December 2007, to make effective the legal assignment of the Licensed Rights to the Licensee on the terms set out in the Assignment.

10.      TAXES AND WITHOLDINGS

10.1 All payments to be made by the Licensee under this agreement are inclusive of value added tax (if applicable), consumption tax or other sales tax, or customs duty which shall where appropriate be payable by the Proprietor out of the amounts paid by Licensee to the Proprietor pursuant to clause 9.1.

10.2 All payments to be made by the Licensee under this agreement shall be paid free and clear of any deductions, withholdings for or on account of tax, setoffs or counterclaims whatsoever, except any deduction or withholding which is required by law in which case the sum payable by the Licensee, in respect of which such deduction or withholding is required to be made, shall be net of such deduction or withholding.

11.      QUALITY CONTROL AND APPROVAL PROCEDURES

11.1 All Services provided by the Licensee under or by reference to, or other use by Licensee of, the Marks within the Territory shall be of comparable quality to those provided by the Licensee elsewhere in the world commensurate with maintenance of the goodwill associated with the use of the Marks worldwide and reasonable industry practice.

11.2 In the event that the Proprietor believes that any of the Services or other use by Licensee violates clause 11.1, or any law, regulation or industry standard, the Proprietor will specify such deficiency in writing to the Licensee, whereupon (without prejudice to clause 11.1) the Licensee and the Proprietor will work in good faith to reach a mutual agreement as to a reasonable means of correcting any actual problem. If Proprietor believes that the Licensee is violating any law, regulation or industry standard and samples of Licensee's Services or other use are not otherwise reasonably available, the Proprietor may request samples, and Licensee shall as reasonably requested by the Proprietor from time to time supply to the Proprietor at the Licensee's expense such samples, provided, however, that Proprietor's receipt of such samples shall be subject to an obligation to maintain the confidentiality of and proprietary rights of Licensee in such samples, and not to use or disclose information or other material related to such samples unless such information or material is otherwise in the public domain (without violation of this clause 11.2), unless the Proprietor receives the same from a third party without restriction on disclosure and without breach of a non-disclosure obligation, unless the Proprietor can substantiate that it knew the same prior to receiving it from the Licensee, or unless the Proprietor can substantiate that it has developed or discovered the same independently of any information received from the Licensee.

12.      INDEMNITY

12.1 The Licensee understands and agrees that the exercise of the licence granted to the Licensee under this agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory (including, without limitation, all applicable local laws relating to advertising, broadcasting and telecommunications), and that the Licensee shall at all times be solely liable and responsible for such due observance and performance. The Licensee will obtain at its own expense all licenses, permits and consent necessary for the provision of the Services or other use of the Licensed Rights.

12.2 Subject as provided in clause 12.5, the Licensee shall be liable for and will indemnify the Proprietor (together with its officers, servants and agents) against any and all direct liability, loss, damages, costs, legal costs, professional and other expenses of any nature whatsoever incurred or suffered by the Proprietor (but excluding any consequential damages, any economic loss or other loss of profits, business or goodwill) arising out of any dispute or contractual tortious or other claims or proceedings brought against the Proprietor by a non-affiliated third party claiming relief against the Proprietor by reason of the provision of any Services by the Licensee or the use by the Licensee of the Licensed Rights, except insofar as any such claims may arise from:

            (a)     any breach of this Agreement by the Proprietor;

            (b) from the instructions given to the Licensee by the Proprietor provided such instructions have been properly carried out by the Licensee.

12.3 Subject as provided in clause 12.5, the Proprietor shall be liable for and will indemnify the Licensee (together with its officers, servants and agents) against any and all liability, loss, damages, costs, legal costs, professional and other expenses of any nature whatsoever incurred or suffered by the Licensee whether direct or consequential (including but without limitation any economic loss or other loss of profits, business or goodwill) arising out of any dispute or contractual tortious or other claims or proceedings brought against the Licensee by a third party claiming relief against the Licensee by reason of the use by the Licensee of the Licensed Rights, but only to the extent that such third party rights derive from agreements made by or actions taken by the Proprietor, and except insofar as any such claims may arise from any breach of this Agreement by the Licensee.

12.4 The Proprietor does not warrant that the use of the Marks by the Licensee shall not infringe the rights of any third party except to the extent that such third party rights derive from agreements made by the Proprietor. To the Proprietor's knowledge, the Marks do not infringe upon the rights of any third party, and no third party has asserted that its rights have been infringed upon through the use of the Marks.

12.5 The liability of the Licensee under clause 12.2 shall not exceed the sum of US$500,000 (Five hundred thousand US Dollars) and the liability of the Proprietor under clause 12.3 shall not exceed the sum of US$2,000,000 (Two million US Dollars) and in each case shall be conditional on the indemnified party promptly notifying the indemnifying party in writing of the claim or proceedings, making no admissions without the consent in writing of the indemnifying party (such consent not to be unreasonably withheld or delayed), and permitting the indemnifying party's representatives at the indemnifying party's cost to conduct and/or settle all negotiations and litigation and must give the indemnifying party all reasonable assistance in relation thereto. Following payment by Licensee to the Proprietor of US$4,000,000 pursuant to clause 9.1, Proprietor's sole and exclusive remedy shall be to cause Licensee to take assignment of the Licensed Rights pursuant to clause 9.3 hereof.

13.      DISCLOSURE AND CONFIDENTIALITY

13.1 If either party or any of its Affiliates, employees, agents or advisers receive confidential, secret or any proprietary information of the other party under this agreement the recipient party shall keep the same confidential and not at any time after such receipt disclose, divulge or communicate the same to any person other than:

            (a)     its officers or employees; and

            (b) persons engaged by the recipient party where necessary for performance of its obligations and in pursuance of its rights under this Licence.

13.2 The obligations of confidentiality set out in clause 13.1 shall not extend to information acquired which at the same time of acquisition can be shown:

            (a) was in, or at a later date has come into, the public domain, other than following a breach of this clause 13; or

            (b)     was known prior to first disclosure to it; or

            (c) was received independently from a third party with the full right to disclose.

13.3 The obligations of confidentiality set out in clause 13.1 shall not extend to information that a party is legally required to disclose. In that regard, the



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


         parties acknowledge that both the Proprietor and the Licensee are publicly-traded companies in the United Kingdom and the United States respectively and that this agreement is a material agreement requiring submission to the U.S. Securities and Exchange Commission ("SEC"). Licensee will request that confidential treatment be afforded to this agreement, but no assurance can be given that the SEC will grant such request.

13.4 Subject to clauses 13.3, neither party shall issue any press release or other public document containing, or make any public statement containing, or otherwise disclose to any person who is not a party, information which relates to or is connected with or arises out of this agreement or the matters contained in it, without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed) as to its content and the manner and extent of its publication. The parties shall consult together upon the form of any such press release, document or statement and the other party shall promptly provide such information and comment as the party issuing such press release, document or statement may from time to time reasonably request.

14.      ASSIGNMENT AND SUB-LICENSING

14.1 Save as otherwise provided in sub-clause 3.1 above, neither party shall assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this agreement without the prior written consent of the other such consent not to be unreasonably withheld, refused or conditioned.

14.2 In the event of an assignment this agreement shall be binding upon such successor or assignee and the name of a party appearing herein shall be deemed to include the names of any such successor or assignee.

15.      TERMINATION

15.1 Either party may terminate this agreement without prejudice to its other remedies forthwith by notice in writing to the other if that other either:

               (a) commits a material breach of this agreement, provided that the termination will become effective thirty days after receipt of written notice (subject to compliance with clause
                    25.2 hereof) unless during the relevant period of thirty days the defaulting party has remedied the default or (if the default is not capable of remedy within thirty days) is diligently proceeding to cure the default by taking active effective and continuing steps to do so and the default is in fact cured within a reasonable period of time after receipt of the relevant notice; or



                                       9
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               (b)  is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an administrator appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.

         Following payment to the Proprietor of US$4,000,000 by the Licensee pursuant to clause 9.1, the Proprietor's right to terminate this agreement pursuant to this clause 15.1 shall be extinguished, and Proprietor's sole right or remedy shall be to cause the Licensed Rights to be assigned to the Licensee pursuant to the Assignment.

15.2 This agreement will automatically terminate immediately on delivery of the Assignment.

15.3 Prior to payment by Licensee of US$4,000,000 to the Proprietor pursuant to clause 9.1, the Proprietor may, subject to the terms of this clause 15.3, terminate this Agreement by notice in writing if there is a change of control of the Licensee in favour of a competitor of the Proprietor, and for this purpose "control" means the power of a person (which includes a corporate or unincorporated body) to secure the Licensee's affairs are conducted in accordance with the wishes of that person:

               (a) by means of the holding of shares or the possession of voting power in or in relation to the Licensee or any other body corporate; or

               (b) by virtue of any powers conferred by the charter documents or any other document regulating the Licensee or any other body corporate and a "change of control" shall occur if a person who controls the Licensee ceases to do so, or if another person acquires control of the Licensee; or

               (c) if the Licensee transfers substantially all of the business and assets involved in the provision of the Services to a competitor of the Proprietor.

         Upon receipt by Licensee of a proposed notice of termination of this agreement by the Proprietor pursuant to this clause 15.3, Licensee shall have a period of thirty days from the date of its receipt to pay to Proprietor any portion of the $4,000,000 that has not to date been paid pursuant to clause 9.1, in which case, the Proprietor's right to terminate pursuant to this clause 15.3 (as well as the proposed notice of termination) shall be extinguished.


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



15.4 Termination of this agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages from the other for any pre-existing breach of this agreement. Termination of this agreement will however end any obligations of the Proprietor to renew any registrations of the Marks.

15.5 The provisions of clauses 10, 12, 13, 23 and 25 shall survive termination however occasioned.

16.      EFFECT OF TERMINATION

16.1     When this agreement is terminated pursuant to clause 15.1 or 15.3:

               (a) the license to use the Licensed Rights pursuant to this agreement ceases immediately (but subject to clause 16.1(d));

               (b) the Licensee shall not manufacture, sell or offer any products or services of any type or description under or by reference to the Marks or any confusingly similar mark pursuant to rights arising under this agreement;

               (c) the Licensee shall co-operate with the Proprietor in cancelling any registration of this agreement as a Licence or of the Licensee as a permitted user of the Marks pursuant to this agreement;

               (d) if the termination is by Licensee pursuant to clause 15.1 when the Proprietor is in breach, the Licensee shall have the right, upon payment of any portion of the $4,000,000 described in clause 9.1 that has not yet been paid, to the immediate assignment of the Licensed Rights pursuant to the Assignment, and Licensee's rights (whether pursuant to this agreement or the effectiveness of the Assignment) shall continue without interruption.

16.2 After any termination the Licensee may, for a period of 90 days from termination, continue to sell any Services in connection with which the Licensed Rights were applied prior to the date of termination.

16.3 When this Agreement is terminated pursuant to clause 15.2 or (if the Proprietor is in breach) clause 15.1 the right of the Proprietor to use the Marks under clause 3.2 in France shall immediately cease.

16.4 The Licensee shall within 30 days of termination pay the Proprietor all sums due under this agreement through the date of termination together with all accrued interest.



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17.      FORCE MAJEURE

17.1 If and to the extent that either party is prevented or delayed by force majeure (as defined below) from performing any of its obligations under this agreement and promptly so notifies the other party, specifying the matters constituting force majeure together with such evidence in verification thereof as it can reasonably give and specifying the period for which it is estimated that the prevention or delay shall continue, then the party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless use its best endeavours to resume full performance thereof provided that if the force majeure continues for a period of [two] months or more following notification, the party not affected by the force majeure may terminate this agreement by giving not less than 30 days prior notice to the other party, but the notice of termination shall be of no effect if the party affected by the force majeure resumes full performance of its obligations before the expiry of the notice period.

17.2 For the purpose of this clause FORCE MAJEURE means any circumstances not foreseeable at the date of this agreement and not within the reasonable control of the party in question including, without prejudice to the generality of the foregoing, strikes, lockouts, shortages or labour or raw materials, civil commotion, riot, invasion, war, threat of or preparation for war, fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

18.      ENTIRE AGREEMENT

         This agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

19.      VARIATION

         No variation of this agreement shall be effective unless made in writing.

20.      INVALIDITY

         If any provision of this agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this agreement shall not be affected in any other jurisdiction.

21.      RIGHTS OF THIRD PARTIES

         No term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

22.      NON-WAIVER

         No failure to exercise nor any delay in exercising by either party to this agreement of any right, power, privilege or remedy under this agreement shall impair or operate as a waiver of such right, power, privilege or remedy.

23.      NOTICES

         Any notice required to be given under this agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address or sent by recognized international courier service with confirmed receipt, in which case it shall be deemed to have been on the date received or sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report.

24.      RELATIONSHIP

         Nothing in this agreement shall constitute, or be deemed to constitute a partnership between the parties nor, except as expressly provided, shall it constitute, or be deemed to constitute, any party the agent of any other party for any purpose.

25.      LAW AND JURISDICTION

25.1 This agreement shall be governed by, and construed in accordance with, English law and each of the parties irrevocably submits to the non-exclusive jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

25.2 Before resorting to legal proceedings or termination for breach the parties shall attempt to settle by negotiations between them in good faith all disputes or differences which arise between them out of or in connection with this agreement. The parties further agree that (provided both parties consider that such negotiations would be assisted thereby), they will appoint a mediator by mutual agreement, or (failing mutual agreement) will apply to the President of the London Chamber of Commerce to appoint a mediator, to assist them in such negotiations. Both parties agree to co-operate fully with such mediator, provide such assistance as is necessary to enable the mediator to discharge his duties, and to bear equally between them the fees and expenses of the mediator.


This agreement has been entered into on the date stated at the beginning of it.

                                   SCHEDULE 1
                                      MARKS

1.   UNREGISTERED MARKS

         HARRIS, HARRIS ONLINE, HARRIS INTERACTIVE, HARRIS POLL INTERACTIVE and all other unregistered derivatives of HARRIS.
2.   REGISTERED TRADE MARKS

      Country               Classes               Mark                           No .
      --------------------- --------------------- ------------------------------ --------------------------
      Germany               16,35,42              LOUIS HARRIS                   #2033416
      --------------------- --------------------- ------------------------------ --------------------------
      Spain                 35                    LOUIS HARRIS                   #1696383MO
      --------------------- --------------------- ------------------------------ --------------------------
      Germany               16,35,42              HARRIS POLL                    #2033418
      --------------------- --------------------- ------------------------------ --------------------------
      Spain                 35                    HARRIS POLL                    #1696387M3
      --------------------- --------------------- ------------------------------ --------------------------
      Germany               16,35,42              HARRIS SURVEY                  #2033417
      --------------------- --------------------- ------------------------------ --------------------------
      Spain                 35                    HARRIS SURVEY                  #1696385M7
      --------------------- --------------------- ------------------------------ --------------------------
      ITALY                 16,35                 HARRIS POLL                    #7612002MI
      --------------------- --------------------- ------------------------------ --------------------------
      ITALY                 16,3535               HARRIS SURVEY                  #76112002MI
      --------------------- --------------------- ------------------------------ --------------------------
      UK                    35                    HARRIS                         #1526088
      --------------------- --------------------- ------------------------------ --------------------------
      UK                    35                    HARRIS PROMARK                 #1526092
      --------------------- --------------------- ------------------------------ --------------------------
      UK                                          THE HARRIS RESEARCH CENTRE     #1526086
      --------------------- --------------------- ------------------------------ --------------------------
      UK                    35, 42                HPOL                           #2214210
      --------------------- --------------------- ------------------------------ --------------------------
      CTM                   35,42                 HPOL                           #1380435
      --------------------- --------------------- ------------------------------ --------------------------
      WIPO                  35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Norway                35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Romania               35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Switzerland           35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Turkey                35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Czech Republic        35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------
      Hungary               35,42                 HPOL                           #729904
      --------------------- --------------------- ------------------------------ --------------------------

3.   TRADE MARK APPLICATIONS


      Country             Class      Mark                     No.
      ------------------- ---------- ------------------------ ------------------
      France                 35      HARRIS POLL              t.b.a
      ------------------- ---------- ------------------------ ------------------
      France                 35      LOUIS HARRIS             t.b.a.
      ------------------- ---------- ------------------------ ------------------

                               SCHEDULE 2 TERRITORY


                                            Albania
                                            Austria
                                            Belgium
                                            Bulgaria
                                            Cyprus
                                            Czech Republic
                                            Denmark
                                            Finland
                                            France
                                            Germany
                                            Greece
                                            Hungary
                                            Ireland
                                            Italy
                                            Luxembourg
                                            Monaco
                                            Netherlands
                                            Norway
                                            Poland
                                            Portugal
                                            Romania
                                            Spain
                                            Sweden
                                            Switzerland
                                            Turkey
                                            United Kingdom
                                            Vatican City
                                            Bosnia & Herzegovina
                                            Macedonia
                                            Yugoslavia
                                            Belarus
                                            Estonia
                                            Latvia
                                            Lithuania
                                            Georgia
                                            Ukraine
                                            Russia

Signed by RAJ AFGHAN                   /s/ RAJ AFGAN
for and on behalf of TAYLOR            -----------------------------------------
NELSON SOFRES PLC                      GROUP IP COUNSEL


Signed by ROBERT E. KNAPP              /s/ ROBERT E. KNAPP
for and on behalf of HARRIS            -----------------------------------------
INTERACTIVE, INC                       VICE-CHAIRMAN AND CHIEF EXECUTIVE OFFICER